UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

RAPT Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38997	47-3313701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Eccles Avenue
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 489-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RAPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 16, 2024, the Board of Directors (the “Board”) of RAPT Therapeutics, Inc. (the “Company”) approved a reduction of the Company’s workforce to conserve cash resources. The Company will reduce its workforce by 47 people, or approximately 40% of the Company’s existing headcount. All employees affected by the workforce reduction will be eligible to receive, among other things, severance payments and paid COBRA premiums for a specified time period post-termination. Each affected employee’s eligibility for severance benefits is contingent upon such employee’s execution of a general release of claims against the Company.

The Company estimates that it will incur approximately $0.9 million in restructuring charges in connection with the workforce reduction, consisting of cash-based expenses related to employee severance payments, benefits and related costs. The Company expects that the execution of the workforcereduction and the majority of the cash payments related to the restructuring will be substantially complete by the end of the third quarter of 2024. The estimates of the charges and cash expenditures that the Company expects to incur in connection with the workforce reduction, and the timing thereof, are subject to a number of assumptions and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the workforce reduction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “expects,” “may,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future performances or achievements expressed or implied by the forward-looking statements. Each of these statements is based only on current information, assumptions and expectations that are inherently subject to change and involve a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the results of the workforce reduction, any estimated charges associated with the workforce reduction and other statements that are not historical fact. Many factors may cause differences between current expectations and actual results, includingimpediments to the Company’s ability to execute the workforce reduction as currently contemplated, the actual charges associated with the workforce reduction being higher than anticipated or changes to the assumptions on which the estimated charges associated with the workforce reduction are based, the Company’s ability to achieve projected cost savings in connection with the workforce reduction, unintended consequences from the workforce reduction that impact the Company’s business, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, risks related to the Company’s ability to achieve its financial objectives, or risks related to the Company’s ability to identify business development targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any business development transactions, the sufficiency of the Company’s cash resources and anticipated cash runway, including the risk that the Company could utilize its available capital resources sooner than it currently expects, and the Company’s need for additional capital. Detailed information regarding risk factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2024 and subsequent filings made by the Company with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAPT Therapeutics, Inc.

Date:	July 19, 2024	By:	/s/ Rodney Young
Rodney Young Chief Financial Officer